EXHIBIT 99.1

51 West Pearl Street • P.O. Box 309 • Coldwater, Michigan • 49036

June 9, 2010

To Our Shareholders:

Southern Michigan Bank and Trust recently conducted its 138th annual meeting at which financial results for all of 2009 and through the first quarter of 2010 were announced. Southern reported net income of $702,000, or $.30 per share, for the first quarter of 2010, marking the fourth consecutive quarterly profit. Also notable is Southern's earnings of $1.936 million for all of 2009 during a period when many of our peers reported earnings declines or losses.

In response to the many positive comments and insightful questions related to the annual meeting, the entire presentation is now available on our website at www.smb-t.com (just click on the Investor Relations link). This offers those unable to attend the annual meeting the opportunity to have access to all the information shared, including substantial details about Southern's financial results during 2009.

The four slides enclosed with this letter compare Southern with the twenty largest publicly traded banking companies headquartered in Michigan in several important categories. While Southern, with year-end assets totaling $462 million, is the nineteenth largest publicly traded banking company headquartered in Michigan, it was the fifth most profitable banking company in 2009. In measures of asset quality, which are vitally important in assessing financial strength and stability, Southern's non-performing asset ratio of 2.05 percent and Texas ratio of 26.3 percent, ranked third best among the top twenty peers.

Although our directors, management team and staff are pleased with improvements in many of the financial performance measures included in the shareholder meeting presentation, continued economic uncertainties combined with the volatility of financial markets compel us to maintain conservative balance sheet management strategies. Our emphasis on capital preservation allows Southern to remain comfortably above regulatory minimums for institutions categorized as "well-capitalized."

If you have any questions or comments about the annual meeting presentation, please contact me, members of our management team or any of our directors.

Sincerely,

John H. Castle,
Chairman and Chief Executive Officer

517.279.5500     •      800.379.7628     •      www.smb-t.com

Excerpts from Southern Michigan Bancorp, Inc. Annual Meeting - May 13, 2010

Top Twenty Largest Public Banks in Michigan Ranked by Assets
Company Name	City	12/31/2009 Total Assets ($000)
Flagstar Bancorp, Inc.	Troy	14,013,331
Citizens Republic Bancorp, Inc.	Flint	11,931,631
Capitol Bancorp Ltd.	Lansing	5,131,940
Chemical Financial Corporation	Midland	4,250,712
Independent Bank Corporation	Ionia	2,965,364
Mercantile Bank Corporation	Grand Rapids	1,906,208
Macatawa Bank Corporation	Holland	1,830,172
Citizens First Bancorp, Inc.	Port Huron	1,716,332
Firstbank Corporation	Alma	1,482,356
MBT Financial Corp.	Monroe	1,383,369
Isabella Bank Corporation	Mount Pleasant	1,143,944
Dearborn Bancorp, Inc.	Dearborn	986,486
United Bancorp, Inc.	Tecumseh	909,328
O.A.K. Financial Corporation	Byron Center	821,773
Community Central Bank Corporation	Mount Clemens	543,846
Fentura Financial, Inc.	Fenton	522,079
Mackinac Financial Corporation	Manistique	515,377
ChoiceOne Financial Services, Inc.	Sparta	465,915
Southern Michigan Bancorp, Inc.	Coldwater	462,409
PSB Group, Inc.	Madison Heights	462,029

Top Twenty Largest Public Banks in Michigan Rank by Net Income
Company Name	City	2009 Net Income ($000)
Chemical Financial Corporation	Midland	10,003
Isabella Bank Corporation	Mount Pleasant	7,800
Firstbank Corporation	Alma	2,691
Mackinac Financial Corporation	Manistique	2,416
Southern Michigan Bancorp, Inc.	Coldwater	1,936
ChoiceOne Financial Services, Inc.	Sparta	1,478
O.A.K. Financial Corporation	Byron Center	540
United Bancorp, Inc.	Tecumseh	(8,833)
PSB Group, Inc.	Madison Heights	(12,931)
Community Central Bank Corporation	Mount Clemens	(14,638)
Fentura Financial, Inc.	Fenton	(16,980)
MBT Financial Corp.	Monroe	(34,177)
Mercantile Bank Corporation	Grand Rapids	(52,087)
Dearborn Bancorp, Inc.	Dearborn	(61,175)
Macatawa Bank Corporation	Holland	(63,641)
Independent Bank Corporation	Ionia	(90,227)
Citizens First Bancorp, Inc.	Port Huron	(124,024)
Capitol Bancorp Ltd.	Lansing	(264,540)
Flagstar Bancorp, Inc.	Troy	(496,678)
Citizens Republic Bancorp, Inc.	Flint	(514,231)

Excerpts from Southern Michigan Bancorp, Inc. Annual Meeting - May 13, 2010

	Top Twenty Largest Public Banks in Michigan Ranked By Non-Performing Asset Ratio
	Company Name	City	12/31/2009 Non-Performing Asset Ratio %
	Isabella Bank Corporation	Mount Pleasant	1.35
	O.A.K. Financial Corporation	Byron Center	1.68
	Southern Michigan Bancorp, Inc.	Coldwater	2.05
	Firstbank Corporation	Alma	3.27
	ChoiceOne Financial Services, Inc.	Sparta	3.48
	Chemical Financial Corporation	Midland	3.61
	United Bancorp, Inc.	Tecumseh	3.90
	Mackinac Financial Corporation	Manistique	4.08
	Mercantile Bank Corporation	Grand Rapids	5.74
	Fentura Financial, Inc.	Fenton	6.96
	Citizens Republic Bancorp, Inc.	Flint	7.09
	Independent Bank Corporation	Ionia	7.20
Non-performing Assets =	MBT Financial Corp.	Monroe	7.99
Nonaccrual Loans + Renegotiated Loans	Macatawa Bank Corporation	Holland	8.70
+ 90+Days Past Due + OREO	Capitol Bancorp Ltd.	Lansing	8.89
	Community Central Bank Corporation	Mount Clemens	9.76
	Citizens First Bancorp, Inc.	Port Huron	11.86
	Flagstar Bancorp, Inc.	Troy	12.58
	Dearborn Bancorp, Inc.	Dearborn	13.40
	PSB Group, Inc.	Madison Heights	15.02

Top Twenty Largest Public Banks in Michigan Rank By Texas Ratio
Company Name	City	12/31/2009 by Texas Ratio %
Isabella Bank Corporation	Mount Pleasant	14.5
O.A.K. Financial Corporation	Byron Center	16.7
Southern Michigan Bancorp, Inc.	Coldwater	26.3
Chemical Financial Corporation	Midland	31.7
Mackinac Financial Corporation	Manistique	34.8
Firstbank Corporation	Alma	38.0
ChoiceOne Financial Services, Inc.	Sparta	40.1
Citizens Republic Bancorp, Inc.	Flint	44.8
Mercantile Bank Corporation	Grand Rapids	58.2
MBT Financial Corp.	Monroe	104.4
Macatawa Bank Corporation	Holland	112.1
Flagstar Bancorp, Inc.	Troy	115.5
Fentura Financial, Inc.	Fenton	116.8
Independent Bank Corporation	Ionia	117.7
Capitol Bancorp Ltd.	Lansing	146.2
Community Central Bank Corporation	Mount Clemens	146.5
Dearborn Bancorp, Inc.	Dearborn	171.5
PSB Group, Inc.	Madison Heights	265.0
Citizens First Bancorp, Inc.	Port Huron	593.7

The Texas Ratio is another measure of asset quality and an indicator of strength. It was developed by Gerard Cassidy and other analysts at RBC Capital Markets to help analyze Texas Banks in the early 1980's. It is calculated by dividing non-performing assets by tangible equity plus loan loss reserves. A ratio greater than 100% indicates severe asset quality problems.